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                                                                     EXHIBIT 4.2

                                    QLT INC.
               AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

     THIS REGISTRATION RIGHTS AGREEMENT (the "Agreement") is made as of December 17, 2004 by and between QLT INC., a company organized under the laws of British Columbia, Canada (the "Company"), ELAN INTERNATIONAL SERVICES, LTD., a Bermuda exempted limited liability company ("EIS"), and ELAN PHARMACEUTICAL INVESTMENTS III, LTD., a Bermuda limited liability company ("Elan").

                                    RECITALS:

     A. Pursuant to a Securities Purchase Agreement dated as of July 18, 2000 (the "Purchase Agreement") by and between Atrix Laboratories, Inc., a Delaware corporation ("Atrix"), and EIS (the "Purchase Agreement"), EIS acquired, among other things, a warrant exercisable for 1,000,000 shares of the common stock of Atrix, par value $0.001 (the "Warrant").

     B. A condition to the closing of the transactions contemplated by the Purchase Agreement was the execution and delivery by Atrix and EIS of a registration rights agreement (the "Registration Rights Agreement") dated as of July 18, 2000.

     C. Pursuant to an asset transfer agreement dated as of March 15, 2001 by and between EIS and Elan (the "Asset Transfer Agreement"), EIS transferred to Elan the Warrant and the associated registration rights under the Registration Rights Agreement.

     C. Pursuant to a termination agreement dated as of September 10, 2003 by and among Atrix, EIS and certain other parties (the "Termination Agreement"), Atrix and EIS, among other things, modified certain terms of the Registration Rights Agreement.

     D. Atrix entered into an Agreement and Plan of Merger dated as of June 14, 2004 with the Company and a wholly-owned subsidiary of the Company (the "Merger Agreement"), pursuant to which, among other things, (i) Atrix became a wholly-owned subsidiary of the Company and (ii) each share of the common stock of Atrix was cancelled and converted into the right to receive one common share of the Company, no par value (a "Common Share"), plus US$14.61 in cash.

     E. The Company, EIS and Elan hereby desire to amend and restate the Registration Rights Agreement in order to reflect the transactions contemplated by the Asset Transfer Agreement, Termination Agreement and Merger Agreement.

     F. In connection with such amendment to the Registration Rights Agreement, the Company and Elan are also amending and restating the Warrant.

     F. Elan and EIS constitute at least 50% of the Holders of Registrable Securities that are required to amend the Registration Rights Agreement.



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                                   AGREEMENT:

     The parties hereto agree as follows:

1.   CERTAIN DEFINITIONS

     As used in this Agreement, the following terms shall have the following respective meanings:

     "Commission" shall mean the U.S. Securities and Exchange Commission.

     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder, all as the same shall be in effect from time to time.

     "Holders" or "Holders of Registrable Securities" shall mean Elan and any Person who shall have acquired Registrable Securities from Elan, either individually or jointly, as the case may be, in a transaction pursuant to which registration rights are transferred pursuant to Section 9 hereof.

     "Person" shall mean an individual, a partnership, a company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental or quasi-governmental entity, or any department, agency or political subdivision thereof.

     "Registrable Securities" means (i) any of the Common Shares of the Company issued or issuable upon exercise of that certain amended and restated warrant to purchase 1,000,000 Common Shares of the Company issued to Elan and dated of even date herewith (the "Amended and Restated Warrant"), (ii) any of the Common Shares issued or issuable in respect of the Amended and Restated Warrant upon any stock split, stock dividend, recapitalization or similar event; excluding in all cases, however, any Registrable Securities that have been sold under Rule 144 promulgated under the Securities Act, and Registrable Securities sold by a Person in a transaction (including a transaction pursuant to a registration statement under this Agreement and a transaction pursuant to Rule 144 under the Securities Act) in which registration rights are not transferred pursuant to
Section 9 hereof.

     The terms "register," "registered" and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act.

     "Registration Expenses" shall mean all expenses, other than Selling Expenses, incurred by the Company in complying with Sections 2 or 3 hereof, including without limitation, all registration, qualification and filing fees, exchange listing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, blue sky fees and expenses, and the expense of any special audits incident to or required by any such registration.

     "Securities Act" shall mean the Securities Act of 1933, as amended.



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     "Selling Expenses" shall mean all underwriting discounts, selling commissions and stock transfer taxes applicable to the securities registered by the Holders and the costs and fees of any accountants, attorneys or other experts retained by the Holders or Holder.

2.   DEMAND REGISTRATION

     (A)  REQUESTS FOR REGISTRATION

     In the event that the Company receives from the Holder(s) a written request that the Company file a registration statement on Form S-1 or Form S-3 (or any successor form to Form S-3) or any other short-form registration statement, for a public offering of Registrable Securities, (a "Demand Registration"), the reasonably anticipated aggregate price to the public of which, net of underwriting discounts and commissions, would be at least $5,000,000 or all of the Shares issued pursuant to the Amended and Restated Warrant, within 10 days after receipt of any such request, the Company will give written notice of such requested registration to all other Holders of Registrable Securities; provided, however, that the Company shall not be obligated to effect, or take any action to effect, any such Demand Registration during the six month period following the effective date of a registration (other than a registration on a Form S-8). A Demand Registration on Form S-3 shall take priority over any other form of registration statement, if available. The Company shall include such other Holders' Registrable Securities in such offering if they have responded affirmatively within 10 days after the receipt of the Company's notice. The Holders in aggregate will be entitled to request one Demand Registration hereunder. A registration will not count as a Demand Registration until it has become effective (unless such Demand Registration has not become effective due to the fault of the Holders requesting such registration, including a request by such Holders that such registration be withdrawn).

     (B)  PRIORITY ON DEMAND REGISTRATION

     If a Demand Registration is an underwritten offering and the managing underwriters advise the Company in writing that in their opinion the number of Registrable Securities requested to be included in such offering exceeds the number of Registrable Securities that can be sold in such offering without adversely affecting the marketability of the offering, the Company will include in such registration:

     (i) first such number of Registrable Securities allocated pro rata among the Holders thereof and the other Persons holding Registrable Securities based upon the number of Registrable Securities owned by each such Holder and other Persons holding Registrable Securities requested to be included in such offering; and

     (ii) then any other shares of Common Stock proposed to be sold by the Company or other Persons. No securities other than Registrable Securities hereunder shall be included in such Demand Registration without the prior written consent of Holders who collectively hold Registrable Securities representing at least 50% of the Registrable Securities requested to be registered by such Holders.



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     (C)  RESTRICTIONS ON DEMAND REGISTRATION

     The Company may postpone the filing or the effectiveness of a registration statement for a Demand Registration one time for up to 105 days if the Company determines in good faith that such Demand Registration would reasonably be expected to have a material adverse effect on any proposal or plan by the Company to engage in any financing, acquisition or disposition of assets (other than in the ordinary course of business) or any merger, consolidation, tender offer or similar transaction or would require disclosure of any information that the board of directors of the Company determines in good faith the disclosure of which would be detrimental to the Company; provided, that in such event, the Holders initially requesting such Demand Registration will be entitled to withdraw such request and, if such request is withdrawn, such Demand Registration will not count as a permitted Demand Registration hereunder and the Company will pay any Registration Expenses in connection with such registration.

     (d)  UNDERWRITING

     If the Holders initiating the registration request would like to distribute the Registrable Securities covered by their request by means of an underwriting then they shall so advise the Company as a part of their request made pursuant to Section 2(a) and the Company shall include such information in the written notice to the other Holders pursuant to Section 2(a). The Company, however, shall be under no obligation to undertake an underwritten public offering of the Registrable Securities and may deny such request in its sole discretion. Notwithstanding the foregoing, if the Company shall consent to an underwritten offering of the Registrable Securities, the underwriter or underwriters shall be selected by the Company, and the right of any Holder to include Registrable Securities in such registration shall be conditioned upon such Holder's participation in the underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the managing underwriter or underwriters selected for such underwriting.

3.   PIGGYBACK REGISTRATIONS

     (A)  RIGHT TO PIGGYBACK

     If the Company shall propose to register Common Stock under the Securities Act (other than in a registration on Form S-3 relating to sales of securities to participants in a Company dividend reinvestment plan, S-4 or S-8 or any successor form or in connection with an acquisition or exchange offer or an offering of securities solely to the existing shareholders or employees of the Company), the Company shall give prompt written notice to all Holders of Registrable Securities of its intention to effect such a registration and, subject to Section 3(b) and the other terms of this Agreement, shall include in such registration all Registrable Securities that are permitted under applicable securities laws to be included in such registration and with respect to which the Company has received written requests for inclusion therein by the Holders within 10 days after receipt of the


REGISTRATION RIGHTS AGREEMENT

                                     PAGE 4


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Company's notice (each, a "Piggyback Registration"; together with a Demand
Registration, a "Registration").

     (B)  PRIORITY ON PIGGYBACK REGISTRATIONS

     If a Piggyback Registration is an underwritten registration on behalf of the Company, and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number that can be sold in such offering without adversely affecting the marketability of the offering, the Company shall include in such registration, only as may be permitted in the reasonable business judgment of the managing underwriters for such registration:

     (i)  first, up to that number of securities the Company proposes to sell;

     (ii) second, up to that number of Registrable Securities requested to be included in such registration by the Holders and by any other Persons, pro rata among the Holders of such Registrable Securities and such other Persons, on the basis of the number of shares of Registrable Securities of such Holders and other Persons requested to be included in such offering; and

     (iii) third, up to that number of other securities requested to be included in such registration.

     The Holders of any Registrable Securities included in such a registration shall execute an underwriting agreement and customary accompanying documents in form and substance satisfactory to the managing underwriters.

     (C)  RIGHT TO TERMINATE REGISTRATION

     If, at any time after giving written notice of its intention to register any of its securities as set forth in Section 3(a) and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register such securities, the Company may, at its election, give written notice of such determination to each Holder of Registrable Securities and thereupon be relieved of its obligation to register any Registrable Securities in connection with such registration (but not from its obligation to pay the Registration Expenses in connection therewith as provided herein).

     (D)  SELECTION OF UNDERWRITERS

     The Company shall have the right to select the investment banker(s) and manager(s) to administer an offering pursuant to a Piggyback Registration.


4.   EXPENSES OF REGISTRATION


     Except as otherwise provided herein, all Registration Expenses incurred in connection with registrations pursuant to Sections 2 and 3 shall be borne by the Company and all Selling


REGISTRATION RIGHTS AGREEMENT


                                     PAGE 5

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Expenses relating to securities registered on behalf of the Holders of
Registrable Securities shall be borne by such Holders.

5.   REGISTRATION PROCEDURES

     Whenever the Company is under the obligation to register Registrable Securities held by the Holders hereunder, the Company will use all reasonable efforts to effect the Registration and the sale of such Registrable Securities, and pursuant thereto the Company will as expeditiously as reasonably possible:

     (a) subject to Section 2(c) and 3(a) hereof, prepare and file with the Commission a registration statement on any form for which the Company qualifies with respect to such Registrable Securities and use all reasonable efforts to cause such registration statement to become effective (provided that before filing a registration statement or prospectus or any amendments or supplements thereto that includes Registrable Securities held by the Holders, the Company will (i) furnish to one counsel selected by the Holders copies of all such documents proposed to be filed, which documents will be subject to the review of such counsel, and (ii) notify each Holder of Registrable Securities covered by such registration of any stop order issued or threatened by the Commission);

     (b) subject to Section 2(c), 3(c) and 5(e) hereof, prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period equal to the shorter of (i) 120 days and (ii) the time by which all Registrable Securities held by the Holders and covered by such registration statement have been sold, and comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities held by the Holders and covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement;

     (c) furnish to each selling Holder of Registrable Securities such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as such selling Holder may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Holder;

     (d) use all reasonable efforts to register or qualify the Registrable Securities held by the Holders under the securities or blue sky laws of such jurisdictions as any selling Holder reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such selling Holder to consummate the disposition in such jurisdictions of the Registrable Securities owned by such selling Holder (provided that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 5(d),
(ii) subject itself to taxation in any jurisdiction, or (iii) consent to general service of process in any such jurisdiction);


REGISTRATION RIGHTS AGREEMENT

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     (e) notify each selling Holder of such Registrable Securities, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the occurrence of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, and, at the request of any such selling Holder, the Company will prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading; provided, however, that the Company shall not be required to amend the registration statement or supplement the prospectus for a period of up to six months if the board of directors of the Company determines in good faith that to do so would reasonably be expected to have a material adverse effect on any proposal or plan by the Company to engage in any financing, acquisition or disposition of assets (other than in the ordinary course of business) or any merger, consolidation, tender offer or similar transaction or would require the disclosure of any information that the board of directors of the Company determines in good faith the disclosure of which would be detrimental to the Company, it being understood that the period for which the Company is obligated to keep the Registration Statement effective shall be extended for a number of days equal to the number of days the Company delays amendments or supplements pursuant to this provision;

     (f) cause all such Registrable Securities held by selling Holders to be listed on each securities exchange on which similar securities issued by the Company are then listed;

     (g) provide a transfer agent and registrar for all such Registrable Securities held by selling Holders not later than the effective date of such registration statement;

     (h) make available for inspection by a representative of the Holders of Registrable Securities included in the registration statement, any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other agent retained by any such seller or underwriter, all pertinent financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors, employees and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement;

     (i) in the event of the issuance of any stop order suspending the effectiveness of a registration statement covering Registrable Securities, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any Registrable Securities included in such registration statement for sale in any jurisdiction, use all reasonable efforts promptly to obtain the withdrawal of such order; and

     (j) if the registration is an underwritten offering, use all reasonable efforts to obtain a so-called "cold comfort" letter from the Company's independent public accountants in customary form and covering such matters of the type customarily covered by cold comfort letters.


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6.   OBLIGATIONS OF HOLDERS

     Whenever the Holders of Registrable Securities sell any Registrable Securities pursuant to a Registration, such Holders shall be obligated to comply with the applicable provisions of the Securities Act, including the prospectus delivery requirements thereunder, and any applicable state securities or blue sky laws. In addition, each Holder of Registrable Securities will be deemed to have agreed by virtue of its acquisition of such Registrable Securities that, upon receipt of any notice described in Section 5(e), such holder will forthwith discontinue disposition of such Registrable Securities covered by such registration statement or prospectus until such Holder's receipt of the copies of the supplemented or amended prospectus contemplated by Section 5(e), or until it is advised in writing by the Company that the use of the applicable prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such prospectus. The Holders shall keep confidential the fact and content of any notice given by the Company pursuant to Section 5(e).

7.   INDEMNIFICATION

     (a) In connection with any registration statement for a Registration in which a Holder of Registrable Securities is participating, the Company agrees to indemnify, to the fullest extent permitted by applicable law, each such Holder of Registrable Securities, its officers and directors and each Person who controls such Holder (within the meaning of the Securities Act) against all losses, claims, damages, liabilities, expenses or any amounts paid in settlement of any litigation, investigation or proceeding commenced or threatened to which each such indemnified party may become subject under the Securities Act, including without limitation, attorneys fees and disbursements (collectively, "Claims") insofar as such Claim arose out of (i) any untrue or alleged untrue statement of material fact contained, on the effective date thereof, in any such registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same arise out of or is contained in any information furnished in writing to the Company by such Holder expressly for use therein, by such Holder's failure to deliver a copy of the registration statement or prospectus or any amendments or supplements thereto after the Company has furnished such Holder with a sufficient number of copies of the same or by such Holder's failure to comply with applicable securities laws. In connection with an underwritten offering, the Company will indemnify the underwriters, their officers and directors and each Person who controls the underwriters (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of the Holders of Registrable Securities.

     (b) In connection with any registration statements for a Registration in which a Holder of Registrable Securities is participating, each such Holder will furnish to the Company in writing such customary information as the Company reasonably requests for use in connection with any such registration statement or prospectus (the "Seller's Information") and, to the fullest extent permitted by applicable law, will indemnify the Company, its directors and officers and each Person who controls the Company (within the meaning of the


REGISTRATION RIGHTS AGREEMENT

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Securities Act) against any and all Claims to which each such indemnified party may become subject under the Securities Act insofar as such Claim arose out of
(i) any untrue or alleged untrue statement of material fact contained, on the effective date thereof, in any such registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto, (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements regarding Seller's Information therein not misleading or (iii) any failure on the part of the Holder to comply with applicable securities laws; provided, that with respect to a Claim arising pursuant to clause (i) or (ii) above, the material misstatement or omission is contained in or relates to such Seller's Information or information regarding the Holder; provided, further, that the obligation to indemnify will be individual to each Holder and will be limited to the amount of proceeds received by such Holder from the sale of Registrable Securities pursuant to such registration statement.

     (c) Any Person entitled to indemnification hereunder will (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (but the failure to provide such notice shall not release the indemnifying party of its obligation under paragraphs (a) and (b), unless and then only to the extent that, the indemnifying party has been prejudiced by such failure to provide such notice) and (ii) unless in such indemnified party's reasonable judgment, based on written advice of counsel, a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party, based on written advice of counsel, a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim.

     (d) The indemnifying party shall not be liable to indemnify an indemnified party for any settlement, or consent to judgment of any such action effected without the indemnifying party's written consent (but such consent will not be unreasonably withheld). Furthermore, the indemnifying party shall not, except with the prior written approval of each indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to each indemnified party of a release from all liability in respect of such claim or litigation without any payment or consideration provided by each such indemnified party.

     (e) If the indemnification provided for in this Section 7 is unavailable to an indemnified party under clauses (a) and (b) above in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect the relative fault of the Company, the underwriters, the sellers of Registrable Securities and any other sellers participating in the registration statement in connection with the statement or omission which resulted in such losses, claims, damages or liabilities, as


REGISTRATION RIGHTS AGREEMENT


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well as any other relevant equitable considerations. The relative fault of the
Company, the underwriters, the sellers of Registrable Securities and any other sellers participating in the registration statement shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the sellers of Registrable Securities and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     (f) The indemnification provided for under this Agreement will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling person of such indemnified party and will survive the transfer of the Registrable Securities.

8.   PARTICIPATION IN UNDERWRITTEN REGISTRATIONS

     No Holder may participate in any registration hereunder which is underwritten unless such Holder (a) agrees to sell such Holder's securities on the basis provided in any underwriting arrangements approved by the Holder or Holders entitled hereunder to approve such arrangements, (b) as expeditiously as possible notifies the Company of the occurrence of any event as a result of which any prospectus contains an untrue statement of material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (c) completes and executes all custody agreements, questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements.

9.   TRANSFER OF REGISTRATION RIGHTS

     The rights granted to any Holder under this Agreement may be assigned to any permitted transferee of Registrable Securities, in connection with any transfer or assignment of Registrable Securities by a Holder; provided, however, that: (a) such transfer is otherwise effected in accordance with applicable securities laws, and (b) if not already a party hereto, the assignee or transferee agrees in writing prior to such transfer to be bound by the provisions of this Agreement applicable to the transferor.

10.  INFORMATION BY HOLDER

     Each Holder shall furnish to the Company such written information regarding such Holder and any distribution proposed by such Holder as the Company may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification or compliance referred to in this Agreement and shall promptly notify the Company of any changes in such information.


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11.  EXCHANGE ACT COMPLIANCE

     The Company shall comply with all of the reporting requirements of the Exchange Act then applicable to it and shall comply with all other public information reporting requirements of the Commission which are conditions to the availability of Rule 144 for the sale of the Registrable Securities. The Company shall cooperate with each Holder in supplying such information as may be necessary for such Holder to complete and file any information reporting forms presently or hereafter required by the Commission as a condition to the availability of Rule 144.

12.  TERMINATION OF REGISTRATION RIGHTS

     All registration rights and obligations under this Agreement shall terminate and be of no further force and effect, as to any particular Holder, 60 days after the date of such time as all Registrable Securities held by such Holder can be sold within a three month period without compliance with the registration requirements of the Securities Act pursuant to Rule 144 (including Rule 144(k)) promulgated thereunder.

13.  MISCELLANEOUS

     (A)  NO INCONSISTENT AGREEMENTS

     The Company will not hereafter enter into any agreement with respect to its securities which is inconsistent with or violates the rights granted to the Holders of Registrable Securities in this Agreement without the prior written consent of a majority in interest of such Registrable Securities.

     (B)  REMEDIES

     Any Person having rights under any provision of this Agreement will be entitled to enforce such rights specifically to recover damages caused by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or other security) for specific performance and for other injunctive relief in order to enforce or prevent violation of the provisions of this Agreement; provided, however, that in no event shall any Holder have the right to enjoin, delay or interfere with any offering of securities by the Company.

     (C)  AMENDMENTS AND WAIVERS

     Except as otherwise provided herein, the provisions of this Agreement may be amended or waived only with the prior written consent of the Company and Holders of at least 50% of the Registrable Securities; provided that without the prior written consent of all the Holders, no such amendment or waiver shall reduce the foregoing percentage required to amend or waive any provision of this Agreement.


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     (D)  SUCCESSORS AND ASSIGNS

     All covenants and agreements in this Agreement by or on behalf of any of the parties hereto will bind and inure to the benefit of the respective successors and assigns of the parties hereto, and shall inure to the benefit and be enforceable by each Holder of Registrable Securities from time to time. In addition, whether or not any express assignment has been made, the provisions of this Agreement which are for the benefit of Holders of Registrable Securities are also for the benefit of, and enforceable by, any transferee of Registrable Securities.

     (E)  SEVERABILITY

     Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

     (F)  COUNTERPARTS

     This Agreement may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together will constitute one and the same Agreement.

     (G)  DESCRIPTIVE HEADINGS

     The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

     (H)  GOVERNING LAW

     All questions concerning the construction, validity and interpretation of this Agreement will be governed by the laws of the State of New York without regard to principles of conflicts of laws, except that all issues concerning the relative rights of the Company and its shareholders shall be governed by the Business Corporations Act (British Columbia), without giving effect to the principles thereof relating to conflicts of laws.

     (I)  NOTICES

     All notices, demands and requests of any kind to be delivered to any party in connection with this Agreement shall be in writing and shall be deemed to have been duly given if personally delivered or if sent by nationally-recognized overnight courier or by registered or certified airmail, return receipt requested and postage prepaid or by facsimile transmission, addressed as follows:

     (i)  if to the Company, to:


REGISTRATION RIGHTS AGREEMENT

         QLT Inc.
         887 Great Northern Way
         Vancouver, B.C., Canada V5T 4T5
         Attention: Chief Executive Officer
         Facsimile: (604) 707-7001

         with a copy to:

         Perkins Coie LLP
         1201 Third Avenue, Suite 4800
         Seattle, WA 98101
         Attention : Scott L. Gelband
         Facsimile: (206) 359-9000

         (ii)   if to ELAN, to:

         Elan Pharmaceutical Investments III, Ltd.
         102 St. James Court
         Flatts, Smiths Parish
         Bermuda, FL 04
         Facsimile: (441) 292-2224
         Attention: President

         with a copy to:

         Brock Silverstein LLC
         800 Third Avenue
         New York, New York 10022
         Facsimile: (212) 371-5500
         Attention: David Robbins, Esq.

         (J)    ENTIRE AGREEMENT

         This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subject matter hereof and supersedes all prior agreements relating to such subject matter.


REGISTRATION RIGHTS AGREEMENT

           IN WITNESS WHEREOF, the parties have executed this Amended and Restated Registration Rights Agreement as of the date first written above.


                               QLT INC.


                                    --------------------------------------------




                               ELAN INTERNATIONAL SERVICES, LTD.



                                    --------------------------------------------



                               ELAN PHARMACEUTICAL INVESTMENTS III, LTD.



                                    --------------------------------------------


REGISTRATION RIGHTS AGREEMENT